Exhibit 99.1

Investor Relations Contact
Kim Watkins, CFA
Ruckus Wireless
kim.watkins@ruckuswireless.com
408-469-4659
Media & Analyst Relations Contact
Laurie Falconer
Ruckus Wireless
laurie.falconer@ruckuswireless.com
408-636-1223

Ruckus Wireless Reports Record Fourth Quarter 2015 Revenue of $100.1 million up 16.6% year-over-year

•	Fourth quarter non-GAAP operating margin of 14.0%.

•	Fourth quarter non-GAAP operating income of $14.1 million, up 19.0% year-over-year.

•	2015 revenue of $373.4 million, up 14.2% year-over-year.
SUNNYVALE, CA - February 9, 2015 - Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its fourth quarter and fiscal year ended December 31, 2015.
Financial Summary
Revenue for the fourth quarter of 2015 was $100.1 million, an increase of 16.6% from the fourth quarter of 2014.
GAAP net income was $2.8 million for the fourth quarter of 2015, compared with GAAP net income of $2.9 million for the fourth quarter of 2014. GAAP operating income was $3.5 million for the fourth quarter of 2015, compared with GAAP operating income of $3.2 million for the fourth quarter of 2014.
Non-GAAP net income was $13.4 million for the fourth quarter of 2015, compared with non-GAAP net income of $11.5 million for the fourth quarter of 2014. Non-GAAP operating income was $14.1 million for the fourth quarter of 2015, compared with non-GAAP operating income of $11.8 million for the fourth quarter of 2014.
GAAP diluted net income per share was $0.03 for the fourth quarter of 2015, compared with $0.03 for the fourth quarter of 2014. Non-GAAP diluted net income per share was $0.13 for the fourth quarter of 2015, compared with $0.12 for the fourth quarter of 2014.
Revenue for 2015 was $373.4 million, an increase of 14.2% from 2014. GAAP net income was $4.7 million for 2015, compared with $8.2 million for 2014. GAAP operating income was $7.4 million for 2015, compared with $14.4 million for 2014.
Non-GAAP net income for 2015 was $42.4 million, compared with $42.0 million for 2014. Non-GAAP operating income for 2015 was $44.0 million, compared with $43.3 million for 2014.
GAAP diluted net income per share was $0.05 for 2015, compared with $0.09 for 2014. Non-GAAP diluted net income per share was $0.43 for 2015 compared with $0.44 for 2014.
“Our fourth quarter revenue was impacted by a multi-million dollar E-rate opportunity that was postponed late in the quarter. Nevertheless, we achieved non-GAAP operating margin at the high-end of guidance, demonstrating strong operating execution,” said Selina Lo, president and chief executive officer, Ruckus Wireless. “I believe our strategy remains sound and our product portfolio differentiated, keeping Ruckus in a position to outgrow the market again in 2016. We are equally focused on driving bottom-line growth in 2016, and we are committed to grow earnings faster than revenue, driving operating margin expansion throughout the year."

Business & Financial Highlights

•
Shipped the industry's first virtual data plane for Wi-Fi that segregates data traffic from control traffic on large wireless networks, called Virtual SmartZone Data Plane (vSZ-D). vSZ-D works with Ruckus' Virtual SmartZone controllers, which provide a software-based system for managing wireless networks.

•	Shipped 802.11ac wave 2 access points for Golden 1 Center, the future home of the Sacramento Kings, and the adjacent public plaza and surrounding mixed-use development.

•
Selected by Western Sydney University to roll out a next generation high-capacity, high-speed Wi-Fi network using 802.11ac wave 2 access points across the multi-campus university serving more than 40,000 students.

•
Installed 802.11ac access points at UNINOVE - Universidade Nove de Julho - one of the largest higher education institutions in Brazil. Ruckus access points were deployed across five campuses serving 150,000 students.

•
11ac access points in aggregate accounted for 79% of access point product sales in the fourth quarter of 2015, up from 74% in the third quarter of 2015. Wave 2 comprised 11% of access point product sales in the fourth quarter.

•	The company reported 16.6% year-over-year revenue growth for the quarter; Americas revenue grew 17.3%, EMEA revenue grew 25.4% and APAC revenue grew 5.9% as compared to the fourth quarter of 2014.

•	Non-GAAP operating margin was 14.0%, an increase compared with 13.9% in the third quarter of 2015 and 13.8% in the fourth quarter of 2014.

•	Added 11 new service provider end-customers in the fourth quarter of 2015, bringing the total service provider end-customer base to over 260.

•	Added approximately 4,300 enterprise end-customers in the fourth quarter of 2015, bringing the total enterprise end-customer base to over 65,000.

•
For the second year in a row, Ruckus was named a "Leader" in the IDC MarketScape: Worldwide Enterprise WLAN 2015-2016 Vendor Assessment. Ruckus is the only pure-play wireless vendor in the leaders category. IDC MarketScape credits Ruckus for "best-in-class RF innovation" and cited "portfolio enhancements to expand both upmarket and downmarket" in its assessment.

Guidance
For the first quarter of 2016 ending March 31, 2016, the company expects:

•	Total revenue in the range of $96 million to $101 million;

•	Operating margin in the range of 8.5% to 11% and;

•	Non-GAAP diluted net income per share of $0.08 to $0.10 using approximately 100 to 101 million shares.

Conference Call Information
Ruckus Wireless is hosting a conference call for analysts and investors to discuss its fourth quarter and fiscal 2015 results and outlook for its first quarter of 2016 at 2:00 p.m. Pacific Daylight Time today, February 9, 2016. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the Company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 21480814. An archived version of the audio from the call will be available for at least thirty days on the Company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding Ruckus Wireless’ financial expectations for the first quarter of 2016 and the 2016 fiscal year. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market, competitive market position, growth in customer base, the relative success of Ruckus Wireless' chosen strategic priorities, timing and pace of E-rate funded opportunities, unpredictable market conditions, adoption of new products and services, technological change and differentiators, the pace and timing of new product introductions, the pace and timing of customer deployments, Ruckus Wireless' ability to decrease expenses, currency fluctuations and general market, political, regulatory, economic and business conditions in the United States and internationally.
Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2015 and our quarterly report on Form 10-Q for the third quarter of 2015 which was filed with the SEC on October 30, 2015. Ruckus Wireless’ SEC filings are available on the company’s investor relations website at http://investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We also provide projected first quarter 2016 non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.
Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expense: We have excluded the effect of stock-based compensation expense. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expense. Stock-based compensation will recur in future periods.
Employer payroll tax expense associated with stock-based compensation: We have excluded the employer payroll tax expense associated with stock option exercises and restricted stock releases, in order to provide a complete picture of the Company’s recurring core business operating results. Stock-based compensation will continue to be used as a method to compensate certain employees for the foreseeable future.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets. Amortization of intangible assets is a non-cash expense and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.
Workforce reorganization expense: We have excluded costs related to a workforce reorganization plan, including costs related to involuntary employee termination and contract termination.
Legal settlement expense (benefit): We have excluded non-recurring patent infringement settlements. We will continue to be party to litigation and subject to claims related to intellectual property infringement arising in the ordinary course of business.
Post-acquisition expenses: We have excluded costs in connection with our recent acquisition of Cloudpath Networks, Inc. ("Cloudpath"), which we would not have otherwise incurred as part of our continuing operations. Post-acquisition expenses consist primarily of incentives provided to retain former Cloudpath employees who became employees of Ruckus.
Non-cash income tax expense: We have excluded non-cash income taxes, as the Company does not expect to pay any material federal or state income taxes in 2015 or 2016.
Our non-GAAP financial measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets and post-acquisition expenses. Non-GAAP gross margin is non-GAAP gross profit divided by revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, workforce reorganization expense, legal settlement expense (benefit), net, and post-acquisition expenses. Non-GAAP operating margin is non-GAAP operating income divided by revenue.
Non-GAAP net income and diluted net income per share. Non-GAAP net income is net income as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, workforce reorganization expense, legal settlement expense (benefit), net, post-acquisition expenses and non-cash income tax expense. Non-GAAP diluted net income per share is non-GAAP net income divided by non-GAAP weighted-average diluted shares.
For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS
Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has approximately 65,300 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi.
For more information, visit http://www.ruckuswireless.com. Ruckus, Ruckus Wireless and SmartCell are trademarks of Ruckus Wireless, Inc. in the United States and other countries.

RUCKUS WIRELESS, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Revenue:
Product	$91,896	$79,209	$343,659	$303,446
Service	8,220	6,657	29,717	23,473
Total revenue	100,116	85,866	373,376	326,919
Cost of revenue:
Product	27,872	23,753	105,314	90,651
Service	3,958	3,384	14,741	12,454
Total cost of revenue	31,830	27,137	120,055	103,105
Gross profit	68,286	58,729	253,321	223,814
Operating expenses:
Research and development	25,851	20,457	94,234	77,164
Sales and marketing	28,657	26,232	109,864	98,634
General and administrative	10,232	8,810	41,799	33,622
Total operating expenses	64,740	55,499	245,897	209,420
Operating income	3,546	3,230	7,424	14,394
Interest income	223	66	701	199
Other expense, net	(180)	(153)	(524)	(463)
Income before income taxes	3,589	3,143	7,601	14,130
Income tax expense	769	219	2,911	5,940
Net income	$2,820	$2,924	$4,690	$8,190
Net income per share:
Basic	$0.03	$0.03	$0.05	$0.10
Diluted	$0.03	$0.03	$0.05	$0.09
Weighted average shares used in computing net income per share:
Basic	88,974	84,611	87,418	82,908
Diluted	96,878	94,316	95,851	93,668

RUCKUS WIRELESS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Gross Profit Reconciliation:
GAAP gross profit:	$68,286	$58,729	$253,321	$223,814
Stock-based compensation	285	328	1,097	1,092
Employer payroll tax associated with stock-based compensation	5	2	34	36
Amortization of intangible assets	871	705	2,986	2,320
Post-acquisition expenses	60	—	60	—
Non-GAAP gross profit:	$69,507	$59,764	$257,498	$227,262
Gross Margin Reconciliation:
GAAP gross margin:	68.2%	68.4%	67.8%	68.5%
Stock-based compensation	0.3%	0.4%	0.3%	0.3%
Employer payroll tax associated with stock-based compensation	—%	—%	—%	—%
Amortization of intangible assets	0.8%	0.8%	0.9%	0.7%
Post-acquisition expenses	0.1%	—%	—%	—%
Non-GAAP gross margin:	69.4%	69.6%	69.0%	69.5%
Operating Income Reconciliation:
GAAP operating income:	$3,546	$3,230	$7,424	$14,394
Stock-based compensation	7,481	7,725	28,793	26,594
Employer payroll tax associated with stock-based compensation	83	152	690	754
Amortization of intangible assets	871	705	2,986	2,320
Workforce reorganization expense	569	—	1,055	—
Legal settlement expense (benefit), net	—	—	1,550	(760)
Post-acquisition expenses	1,511	—	1,511	—
Non-GAAP operating income:	$14,061	$11,812	$44,009	$43,302
Operating Margin Reconciliation:
GAAP operating margin:	3.5%	3.8%	2.0%	4.4%
Stock-based compensation	7.5%	9.0%	7.7%	8.1%
Employer payroll tax associated with stock-based compensation	0.1%	0.2%	0.2%	0.2%
Amortization of intangible assets	0.8%	0.8%	0.8%	0.7%
Workforce reorganization expense	0.6%	—%	0.3%	—%
Legal settlement expense (benefit), net	—%	—%	0.4%	(0.2)%
Post-acquisition expenses	1.5%	—%	0.4%	—%
Non-GAAP operating margin:	14.0%	13.8%	11.8%	13.2%
Net Income Reconciliation:
GAAP net income:	$2,820	$2,924	$4,690	$8,190
Stock-based compensation	7,481	7,725	28,793	26,594
Employer payroll tax associated with stock-based compensation	83	152	690	754
Amortization of intangible assets	871	705	2,986	2,320
Workforce reorganization expense	569	—	1,055	—
Legal settlement expense (benefit), net	—	—	1,550	(760)
Post-acquisition expenses	1,511	—	1,511	—
Non-cash income tax expense	20	37	1,088	4,914
Non-GAAP net income:	$13,355	$11,543	$42,363	$42,012
Non-GAAP diluted net income per share:	$0.13	$0.12	$0.43	$0.44
Shares used in computing non-GAAP diluted net income per share reconciliation:
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	96,878	94,316	95,851	93,668
Additional dilutive securities for non-GAAP income	3,589	3,468	3,134	2,603
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	100,467	97,784	98,985	96,271

RUCKUS WIRELESS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$69,687	$56,083
Short-term investments	160,791	142,706
Accounts receivable, net of allowance for doubtful accounts of $800 as of December 31, 2015 and 2014	70,649	59,553
Inventories	26,591	21,064
Deferred costs	3,669	4,414
Deferred tax assets	—	6,205
Restricted cash	5,000	—
Prepaid expenses and other current assets	6,168	5,367
Total current assets	342,555	295,392
Property and equipment, net	19,411	13,636
Goodwill	16,390	9,945
Intangible assets, net	8,625	7,351
Non-current deferred tax asset	30,217	21,166
Restricted cash	—	5,000
Other assets	1,623	1,504
Total assets	$418,821	$353,994
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,360	$23,538
Accrued compensation	14,902	13,765
Accrued liabilities	7,748	5,282
Deferred revenue	36,602	39,231
Total current liabilities	89,612	81,816
Non-current deferred revenue	14,524	10,554
Non-current deferred tax liabilities	111	596
Other non-current liabilities	3,041	1,379
Total liabilities	107,288	94,345
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of December 31, 2015 and 2014; 89,345 and 85,110 shares issued and outstanding at December 31, 2015 and 2014, respectively	89	85
Additional paid-in capital	320,561	273,276
Accumulated other comprehensive loss	(192)	(97)
Accumulated deficit	(8,925)	(13,615)
Total stockholders’ equity	311,533	259,649
Total liabilities and stockholders’ equity	$418,821	$353,994

RUCKUS WIRELESS, INC.
Summary of Cash Flows
(unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$14,380	$5,223	$35,864	$36,726
Net cash used in investing activities	(25,495)	(74,163)	(40,725)	(93,036)
Net cash provided by financing activities	5,187	8,187	18,465	21,111
Net increase (decrease) in cash and cash equivalents	$(5,928)	$(60,753)	$13,604	$(35,199)